Exhibit 5

September 24, 2003


Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania  19020


      Re: Charming Shoppes, Inc. 2003 Non-Employee Directors Compensation Plan and 1993 Employees' Stock Incentive Plan

Ladies and Gentlemen:

     I am the General Counsel of Charming Shoppes, Inc. (the "Company") and, in that capacity, have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

     The Registration Statement relates to a total of 2,500,000 shares (the "Registered Stock") of common stock, par value $0.10 per share (including stock purchase rights attached thereto) (the "Common Stock"), of the Company, authorized for issuance under the Company's 2003 Non-Employee Directors Compensation Plan and 1993 Employees' Stock Incentive Plan (together, the "Plans"). I have examined copies of the Company's Articles of Incorporation, as amended, By-Laws, resolutions adopted by the Company's Board of Directors, the Plans, and such other documents, and have made such inquiries, as I have deemed appropriate. In my examination, I have assumed the genuineness of all signatures, the authenticity of all items submitted to me as originals, and the conformity with originals of all items submitted to me as copies.

     Based upon the foregoing, it is my opinion that the Registered Stock that may be originally issued pursuant to the Plans, when issued and delivered in accordance with the Plan and the resolutions authorizing the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     As of September 19, 2003, I owned 40,134 shares of the Company's Common Stock and options to purchase 671,500 additional shares. I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Sincerely,

                                             /s/Colin D. Stern
                                             ---------------------------------
                                             Colin D. Stern
                                             Executive Vice President, General
                                             Counsel and Secretary